                                                              EXHIBIT 3.4(b)



                                   BYLAWS OF

                             TENNESSEE MINING, INC.

                                   ARTICLE I

                                    OFFICES

       The principal office of the corporation shall be located at Ashland, Kentucky. The corporation may have such other offices, either within or without the Commonwealth of Kentucky, as the business of the corporation may require from time to time.

                                   ARTICLE II

                     SHAREHOLDERS MEETINGS AND RECORD DATES

       Section 1. Annual Meeting. The annual meeting of the shareholders shall be held on the date and at the time fixed by resolution the board of directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

       Section 2. Special Meetings. Special meetings of the shareholders may be called by the president, by a majority of the members of the board of directors or by the holders of not less than one-third of all the shares entitled to vote at the meeting.

       Section 3. Place of Meeting. The board of directors may designate any place within or without the Commonwealth of Kentucky as the place of meeting for any annual meeting or for any special meeting called by the board of directors.

       If no designation is made, or if a special meeting be called by other than the board of directors, the place of meeting shall be the principal office of the corporation, except as otherwise provided in Section 5 of this Article.

       Section 4. Notice of Meetings. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by telegraph, teletype or other form of wire or wireless communication or by mail or private carrier, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope addressed to the shareholder at his address as it appears on the records of the corporation, with first class postage thereon prepaid.

       Section 5. Meeting of all Shareholders. If all of the shareholders shall meet at any time and place, either within or without the Commonwealth of Kentucky, and consent to the holding of a meeting, such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken.

       Section 6. Fixing of Record Date. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the first date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided herein, such determination shall apply to any adjournment thereof unless the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting, in which case the board shall fix a new record date.

       Section 7. Voting Lists and Share Ledger. The secretary shall prepare a complete list of the shareholders entitled to notice of any meeting, or any adjournment thereof, arranged by voting group (and within each voting group by class or series of shares) with the address of and the number of shares held by each shareholder, which list, for a period of five business days prior to any meeting and continuing through the meeting, shall be kept on file at the principal office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall be produced and kept open at the meeting and shall be subject to the inspection of any shareholder during the meeting or any adjournment thereof. The original share ledger or stock transfer book, or a duplicate thereof kept in this State, shall be prima facie evidence as to the shareholders entitled to examine such list or share ledger or stock transfer book, or the shareholders entitled to vote at any meeting of shareholders or to receive any dividend.

       Section 8. Quorum. A majority of the outstanding shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders. The shareholders present at a duly organized meeting can continue to do business for the remainder of the meeting and for any adjournment thereof, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, unless a new record date is or must be set for that adjourned meeting.

       Section 9. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting.

       Section 10. Informal Action by Shareholders. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting and without prior notice if one or more consents in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof and delivered to the corporation for inclusion in the minutes or filing with the corporate records.

       In addition, so long as permitted by the corporation's articles of incorporation, any action, except the election of directors, required or permitted to be taken at a shareholders, meeting may be taken without a meeting and without prior notice (except as otherwise provided by law) if one or more consents in writing, setting forth the action so taken, shall be signed by shareholders representing not less than 80% (or such higher percentage as may be required by law) of the votes entitled to be cast and delivered to the corporation for inclusion in the minutes or filing with the corporate records. Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous consent shall be given to those shareholders entitled to vote on the action who have not consented in writing.

                                  ARTICLE III

                                   DIRECTORS

       Section 1. General Powers. The business and affairs of the corporation shall be managed under the direction of a board of directors.

       Section 2. Number and Tenure. A variable range of between one member (the minimum) and ten members (the Maximum) is established for the size of the board of directors. The number of directors may be fixed or changed from time to time, within the minimum and maximum, by resolution of the shareholders or by resolution of the board of directors, provided, however, that, after shares are issued, only the shareholders may change the range for the size of the board of directors or change from a variable range board to a fixed number of directors. Each director shall hold office for a term expiring at the next annual shareholders' meeting following his or her election; provided that, despite the expiration of a director's term, the director shall continue to serve until his or her successor shall have been elected and qualifies for the office or until there is a decrease in the number of directors.

       Section 3. Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this Bylaw, immediately after, and at the same place as, the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place, either within or without the Commonwealth of

Kentucky, for the holding of additional regular meetings without other notice than such resolution.

       Section 4. Special Meetings. Special meetings of the board of directors may be called by or at the request of the president or any one director. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the Commonwealth of Kentucky, as the place for holding any special meeting of the board of directors called by them.

       Section 5. Notice. Notice of any special meeting shall be given at least two (2) days prior thereto by written notice delivered personally, mailed or telegrammed to each director at his business address. If mailed, such notice shall be deemed to be delivered five (5) days after its deposit in the United States mail in a sealed envelope so addressed, with first class postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, unless the director at the beginning of the meeting (or promptly upon his arrival) objects to the transaction of any business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

       Section 6. Quorum. A majority of the board of directors shall constitute a quorum for the transaction of business at any meeting of the board of directors, provided that if less than a majority of the directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

       Section 7. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

       Section 8. Vacancies. Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall serve until the next shareholders' meeting at which directors are elected.

       Section 9. Committees. The board of directors shall have authority to establish such committee as it may consider necessary or convenient for the conduct of its business. The board of directors may establish an executive committee in accordance with and subject to the restrictions set out in the statutes of the Commonwealth of Kentucky.

       Section 10. Informal Action. Any action required or permitted to be taken at a meeting of the board of directors, or any action which may be taken at a meeting of the board of directors or of a committee, may be taken without a meeting if a consent, in writing, setting forth the action so taken shall be signed by all of the directors, or all of the members of the committee, as the case may be, and included in minutes or filed with the corporate records. Such consent shall have the same effect as a unanimous vote.

       In addition to the foregoing, any action, except the election of directors, required or permitted to be taken at a shareholders' meeting may be taken without a meeting and without prior notice (except as otherwise provided by law) if the action is taken by shareholders representing not less than 80% (or such higher percentage as may be required by law) of the votes entitled to be cast. Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous consent shall be given to those shareholders entitled to vote on the action who have not consented in writing.

                                   ARTICLE IV

                                    OFFICERS

       Section 1. Classes. The officers of the corporation shall be a president, a secretary, and such other officers, as may be provided by the board of directors and elected in accordance with the provisions of this article.

       Section 2. Election and Term of Office. The officers of the corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed from office in the manner hereinafter provided.

       Section 3. Removal. Any officer elected by the board of directors may be removed by the board of directors, with or without cause, whenever in its judgment the best interest of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contractual rights.

       Section 4. President. The president shall be the chief executive officer of the corporation and shall, in general, supervise and control all of the business and affairs of the corporation. The president shall perform all duties normally incident to the office of president and such other duties as may be prescribed by the board of directors from time to time.

       Section 5. Secretary. The secretary shall [a] keep the minutes of the shareholders' and of the board of directors' meetings in one or more books provided for that purpose; [b] see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; [c] be custodian of the corporate records and stock transfer books of the corporation; and, [d] in general, perform all duties normally incident to the office of secretary and such other duties as from time to time may be assigned by the president or by the board of directors.

       Section 6. Vice President. If the office of vice president is filled by the board of directors, the vice president shall perform the duties of the president in the absence of the president or in the event of his inability or refusal to act, and, when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice president shall perform such other duties as from time to time may be assigned by the president or by the board of directors.

       Section 7. Treasurer. If the office of treasurer is filled by the board of directors, the treasurer shall be the chief financial officer of the corporation and shall perform all duties normally incident to the office of treasurer and such other duties as from time to time may be assigned by the president or by the board of directors.

                                   ARTICLE V

                      CONTRACTS LOANS CHECKS AND DEPOSITS

       Section 1. Contracts and Agreements. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or agreement or execute and deliver any instruments in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

       Section 2. Loans. No loans shall be contracted on behalf of the corporation, and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

       Section 3. Checks, Drafts, Orders, Etc. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents, of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

       Section 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such bands, trust companies, or other depositories as the board of directors may select.

                                   ARTICLE VI

                  CERTIFICATES FOR SHARES AND THEIR TRANSFER

       Section 1. Certificates for Shares. Certificates representing shares of the corporation shall be in such form as may be determined by the board of directors. Such certificates shall be signed by the president or vice president and by the secretary or an assistant secretary and may be sealed with the seal of the corporation or a facsimile thereof. All certificates surrendered to the corporation for transfer shall be cancelled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the corporation as the board of directors may prescribe.

       Section 2. Transfer of Shares. Transfer of shares of the corporation shall be made only on the books of the corporation by the registered holder thereof or by his attorney authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

                                  ARTICLE VII

                                  FISCAL YEAR

       The fiscal year of the corporation shall be the calendar year.

                                  ARTICLE VIII

                                WAIVER OF NOTICE

       Whenever any notice whatever is required to be given under the provisions of these Bylaws, or under the provisions of the Articles of Incorporation, or under the provisions of the corporation laws of the Commonwealth of Kentucky, waiver thereof in writing, signed by the person, or persons, entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                   ARTICLE IX

                   INDEMNIFICATION OF OFFICERS AND DIRECTORS

       The corporation shall indemnify any person who is or was a director of the corporation and may, as determined by the board of directors, indemnify any person who is or was an officer or employee of the corporation, from any and all judgments, settlements, penalties, fines and reasonable expenses that may be incurred by or imposed against him in connection with any claims, investigations, proceedings and/or litigation arising out of or relating to any acts or omissions by him in his capacity as a director or officer or employee of, or as trustee of any employee benefit plan maintained by, the corporation, other than acts or omissions not in good faith or which involve intentional misconduct or are known to him to be a violation of law or for any transaction from which he derived an improper personal benefit, and except as otherwise prohibited by Kentucky or Federal law. The right or privilege of indemnification, as the case may be, granted hereunder shall include the payment of reasonable expenses incurred in advance of the final disposition of a claim, investigation, proceeding or litigation subject to the receipt by the corporation of a written undertaking of the person requesting such payment that he will repay such amounts if it is finally determined by a court of competent jurisdiction that he is not entitled to indemnification under this bylaw.

                                   ARTICLE X

                              AMENDMENT OF BYLAWS

       The board of directors may alter, amend or rescind these bylaws, subject to the rights of the shareholders to repeal or modify such actions.